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Employment Agreement - EnerTeck Chemical Corporation and V. Patrick Keating
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                              EMPLOYMENT AGREEMENT

                                     Between

                            ENERTECK CHEMICAL COMPANY

                                       And

[-                             VERNON PATRICK KEATING

         This Employment Agreement (the "Agreement") is made and entered into to be effective the 1st day of August, 2003 (The Effective Date) by and between EnerTeck Chemical Corporation, a Texas corporation, (the "Company") and V. Patrick Keating ("Employee").

WITNESSETH:

         WHEREAS, Employee is an experienced professional and because of whose educational background, skill and expertise in the field of manufacturing, marketing, business development, engineering, management and the like and which skill and expertise would be valuable to the Company,

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company; and

         WHEREAS, Employee and the Company desire to set forth the terms and conditions of Employee's employment with the Company.

         NOW, THEREFORE, and in consideration of the premises and of the full and faithful performance of the respective agreements herein contained, the parties hereto do mutually covenant and agree with each other as follows:

         1. Employment. The Company agrees to employ Employee as Executive Vice President and Employee accepts such employment upon the terms and conditions hereinafter set forth. The Employee shall report directly to the President or COO.

         2. Term. The term of this Agreement shall be for a period of thirty-six (36) months from the Effective Date (August 1, 2003).

         3.       Compensation

                  (a) In the interim period between the Effective Date of this Agreement and such time that the Company generates sufficient cash flow to support executive compensation for its executives, the Company agrees to pay Employee a wage of seventy-two thousand ($72,000) per annum.

                  (b) If and when the Company generates sufficient cash flow to pay executive compensation to its executives as determined solely by the Board of Directors, then the Employee's minimum annual base salary shall be increased to $125,000 per year, payable in equal bi-weekly payments on the regular paydays of the Company for the remainder of this Agreement.

                  (c) Stock Options. The Company will create an Employee Stock Option Plan during the three (3) year term of this Agreement and in addition to


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Employment Agreement - EnerTeck Chemical Corporation and V. Patrick Keating
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                  the provisions in items 3(a) and 3(b) above, the Employee will be granted options to purchase common shares of Company stock consistent with said Company Employee Stock Option Plan.

                  (d)Benefits. In addition to the items 3(a) - (c), Employee shall be entitled to participate in any group employee benefit program of the Company, including medical insurance and 401(k) programs, if the Company creates and institutes any such plan in its sole discretion.

                  (e)Vacations. Employee shall also be entitled to four (4) weeks vacation time during each calendar year. The dates of vacation time are subject to Company approval.

         4. Duties. During the term of this Agreement, Employee shall serve the Company in the position of Executive Vice President of Business Development and shall perform such duties as is consistent with that position, and as may be delegated or assigned to him from time to time by the Company.

         5. Extent of Services. The Employee shall devote his full ability, attention and energy to the Company's business during the term of this Agreement and the necessary time required to conduct the Company's business.

         6. Expenses. Employee is authorized to incur reasonable expenses in promoting the business of the Company and will be reimbursed by the Company for approved expenses in accordance with the Company's normal practice upon submission of required documentation.

         7.Office: The Company and the Employee agree that the Employee, if the Employee's principal residence is in a city other than Houston, Texas, the Employee, at the Employee's option, may choose to office at a location other than the Company's designated office location, and that the Company shall not be obligated to compensate or reimburse Employee for any travel or office expenses (including rent) which arise from the Employee's decision to office in a location other than the Company designated office location.

         8. Termination. This Agreement may be terminated in accordance with any one of the following provisions:

         (a) Voluntary. Employee may terminate this Agreement at any time during the term of this Agreement by giving thirty (30) days written notice of termination to the Company

         (b) Death and Disability. If Employee should die or become 100% physically disabled to work or perform his duties, the salary due at that time shall continue for a period of three months time and any unvested portions of all stock options shall vest in full.

         9. Severance. The Company can terminate this Agreement by giving Employee thirty (30) days written notice, but only in the event the Employee's conduct constitutes gross misfeasance, nonfeasance, and/or malfeasance. This termination notification will only be issued after consideration by and approval of the Board of Directors.

         10. Non-Competition and Confidentiality Agreement

                  (a) Purpose: In connection with the limited protection afforded the Company by the covenants contained in this Paragraph, Employee


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                           recognizes and acknowledges that the Company's need
                           for the following covenants is base upon: (i) The Company has expended and will expend substantial time, money and effort in developing concepts, products and technology in its lines of business and valuable lists of customers and information relating to its business requirements, needs, patterns and procedures; (ii) Employee in the course of employment, will be entrusted with and exposed to the Company's trade secrets and other proprietary and confidential information; (iii) The Company, during the term of this Agreement and thereafter, will be engaged in a highly competitive industry in which many firms, including the Company compete; (iv) Employee could by utilizing the trade secrets or other proprietary and confidential information owned by the Company, become a competitor or be employed by or otherwise assist a competitor; and (v) the Company will suffer great loss if Employee were to terminate this Agreement and thereafter enter, directly or indirectly, into competition with the Company.

                  (b) Non-Competition Agreement. During the term of employee's employment with the Company and for a period to two (2) years thereafter, as part consideration for the above referenced options, if any, Employee agrees not to, directly or indirectly, acting alone or in conjunction with others, except with the express written permission of the Company secured in advance:

                           (i) invest, own (in whole or in part) be employed by, consult with, be a stockholder, officer, director, partner or representative of, or engage in any business which designs, manufactures, uses or sells, technology or conducts any business in direct competition with the Company or any of its subsidiaries or affiliates during the term hereof:

                           (ii) solicit or contact customers of the Company for purposes other than the business of the
                                    Company:

                           (iii) solicit, canvas or accept, or transact any other business in the same lines of business as Company:

                           (iv) induce or attempt to influence any employee of Company to terminate his or her employment; or

                           (v) disparage by word, action or otherwise the business reputation of the Company.

                  (c) Confidentiality Agreement. During the term of this Agreement and following the termination hereof, and for a period of five years thereafter the Employee agrees not to disclose or make any use, for his own benefit or for the benefit of a business or entity other than the Company or its subsidiaries or affiliates of any information or data of or pertaining to the Company, its business and financial affairs, or its products or services which is treated as confidential by the Company and is not generally known within its trade, which was acquired by Employee during his affiliation with the Company.

                  (d) Independent Agreement. All agreements made in this Paragraph shall be construed as agreements independent of any other provision herein, and the existence of any claim, cause of action or defense of

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                           Employee as against the Company predicated on this
                           Agreement, or otherwise, shall not constitute a defense to the Company's enforcement of such agreement. The covenants and agreements of Employee contained herein shall survive the termination or expiration of this Agreement.

                  (e) Equitable Remedies. Employee further acknowledges and understands that his services are of a special and unique nature, therefore the breach of this agreement cannot be adequately or accurately compensated for in damages by an action at law, and that the breach or threatened breach of any provisions of this agreement would cause the Company irreparable harm. In the event of any such breach, Employee agrees that the Company shall be entitled, as a matter of right, to injunctive and other equitable relief, without waiving any other rights which it may have to damages or otherwise under this Agreement.

                  (f) Nature of Restrictions. Employee hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this Paragraph are reasonable and necessary to protect the business and prospects of the Company, and that the enforcement of the provisions of this Paragraph will not work an undue hardship on him.

                  (g) Survival. Employee further agrees, in the event that any provision of this Paragraph is held to be invalid or against public policy, the remaining provisions of this Paragraph and the remainder of this Agreement shall not be affected thereby.

         11. Inventions and Patents. Employee agrees that any inventions, designs, improvements, and/or discoveries made by Employee during the term of his employment solely or jointly with others, which (i) are made directly or indirectly using the Company's equipment, supplies, facilities, trade secrets, or time (ii) related at the time of conception or reduction to practice of the business of the Company and/or the Company's actual or anticipated research and development, or (iii) result from any work performed by Employee for the Company, shall be the exclusive property of the Company. Employee agrees that he will promptly and fully inform and disclose to the Company all such inventions, designs, improvements, and discoveries, and Employee promises to assign such inventions to the Company. Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. Employee shall assist the Company in obtaining patents in the United States and in all foreign countries on all inventions, design, improvements, and discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain Letters Patents to vest the Company with full and extensive titles to the patents and will assist the Company to protect the patents against infringement by others. For purposes of this Paragraph, an invention is presumed if it relates at the time of conception or reduction to practice of the business of the Company or the Company's actual or anticipated research or development during the period of Employee's employment. It is to be understood that specifically excluded from the above ownership or

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Employment Agreement - EnerTeck Chemical Corporation and V. Patrick Keating
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governance by the Company are Employee's ownership and inventive concepts, related to Employee's equity interest in WaxTech International, Inc., a Texas corporation engaged in the businesses of wax and chemical manufacturing and marketing, intellectual property development, international business development, agricultural products, and crude oil refining. The above exception is only applicable if the WaxTech activities are not in competition with those activities of EnerTeck Chemical Corporation. Any and all WaxTech activities that precede the Effective Date of this Agreement are expressly the exclusive property of WaxTech and are excluded from any ownership or governance of the Company.

          12. Indemnification of Officers and Employees. The Company shall indemnify, protect and hold Employee harmless from any and all claims and legal actions against the Company including but not limited to product liability claims, shareholder or government claims, fines, penalties, or legal actions; or any other tort or action against the Employee as a result of Employee's employment by Company. Company does not presently carry officer and director liability insurance, but will purchase such insurance commensurate with the business(es) undertaken by the Company when cash flow is sufficient to pay the premiums therefor.

          13. Notices. Any notices, demands, or requests provided for, required or permitted to be given pursuant to this Agreement shall be deemed to have been properly given if in writing and given to the party personally or if it is sent by registered mail, postage prepaid, to the following addresses:

         TO EMPLOYEE:                           TO THE COMPANY:

          V.  Patrick Keating                   EnerTeck Chemical Corporation
          403 Briar Park                        10701 Corporate Dr 293
          Houston, Texas 77042                  Stafford, TX 77477

          14. Entire Agreement. This Agreement contains the entire agreement of the parties hereto relative to the subject matter hereof and supersedes any prior negotiations or agreements between the parties.

          15. Benefit. This Agreement shall bind and inure to the benefit of the parties, their successors, assigns, heirs and personal representatives.

          16. Assignment. This Agreement is personal in nature to the Employee and shall not be assignable or delegable voluntarily or by operation of law or otherwise by the Employee, without the consent of the Company.

          17. Amendment. This Agreement shall not be changed, modified, supplemented or amended, in whole or in part except by an instrument in writing signed by the parties hereto or their respective successors or assigns, or otherwise as provided herein.

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         18. Severability. In the event that any one or more of the provisions of this Agreement are for any reason, held to be illegal, invalid, or unenforceable under present or future laws during the term hereof, such provision shall be fully severable and this Agreement and each separate provision hereof shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         19.Applicable Law. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled any applicable Court of Law presiding in Harris County, Texas, United States. In respect to any such legal proceedings, the prevailing party shall be entitled to receive, in addition to any other remedy, all costs and expenses incurred in such proceedings, including reasonable attorney's fees.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year as noted.


EnerTeck Chemical Corporation                            EMPLOYEE


By:  s/s                                     s/s
     ----------------------------            -----------------------------------
Dwaine D. Reese                              V. Patrick Keating
Chairman and COO

Date: 3/24/03                                Date: 7/25/03
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